Exhibit 10.3

June 30, 2021

Prospector Capital Corp.

1250 Prospect Street, Suite 200

La Jolla, CA 92037

Re: Private Placement Warrants

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the purchase of private placement warrants of Prospector Capital Corp., a Cayman Islands exempted company (the “Company”), by Prospector Sponsor LLC, a Cayman Islands limited liability company (the “Purchaser”) (such warrants, the “Private Placement Warrants”). Prior to the closing of the Company’s initial public offering, the Company and Purchaser previously entered into the Securities Purchase Agreement, the Amendment to the Securities Purchase Agreement and Return Agreement, and the Private Placement Warrants Purchase Agreement, pursuant to which the Purchaser holds an aggregate of 5,666,667 Private Placement Warrants. Such Private Placement Warrants are subject to the terms of the Warrant Agreement, dated as of January 7, 2021, by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company. Certain capitalized terms used but not defined herein have the meanings given to them in the Securities Purchase Agreement. The Purchaser hereby agrees with the Company as follows:

1.	Upon execution of this Letter Agreement, the Purchaser agrees it shall surrender its ability to transfer any of the Private Placement Warrants held by it to any individuals or entities that are not affiliates of the Purchaser.

2.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

3.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Purchaser and the Company and their respective successors, heirs and assigns and permitted transferees.

4.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

5.	This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

[Signature Page Follows]

Sincerely,

PROSPECTOR Capital corp.

By:	/s/ Derek Aberle
Name: Derek Aberle
Title: Chief Executive Officer

Acknowledged and Agreed:

PROSPECTOR SPONSOR LLC

By:	/s/ Nick Stone
Name: Nick Stone
Title: Managing Member

3